Guaranty Bancorp Completes Merger with Home State Bancorp

System conversion will be finalized on November 7, 2016

DENVER , September 8, 2016  Guaranty Bancorp (NASDAQ: GBNK), the holding company for Guaranty Bank and Trust Company (“Guaranty Bank”),   announced today that it has completed its merger with Home State Bancorp, the holding company for Home State Bank.  Based in Loveland, Colorado, Home State Bank has $884 million in total assets as of June 30, 2016.

On November 7, 2016, the final step to integrate the systems and change the name on the buildings to Guaranty Bank will take place. Until then, Home State Bank and Guaranty Bank customers should continue to use their respective local branches. Home State Bank customers can continue to use their existing checks along with their debit, ATM and credit cards.

“I am pleased to announce the closing of our merger with Home State Bancorp and to further our commitment to serving the financial needs of businesses and consumers in the state of Colorado,” said Paul W. Taylor, President and Chief Executive Officer of Guaranty Bancorp.  “Harry Devereaux, Home State Bank’s President and CEO will serve as Market President for Guaranty Bank in Northern Colorado and our teams are diligently working to ensure a smooth transition on November 7th as we move forward as one bank. With the completion of the merger, we are poised to deliver long-term value for our customers, communities, employees and shareholders.”

The merger, which was announced on March 16, 2016, results in Guaranty Bancorp being one of the top five Colorado-based bank holding companies with approximately $3.3 billion in total assets, $2.6 billion in total deposits and $2.3 billion in total loans as of June 30, 2016.  Guaranty Bank’s expanded branch and ATM network across the Colorado Front Range will provide further conveniences to customers and the community.

About Guaranty Bancorp

Guaranty Bancorp is a $3.3 billion financial services company that operates as the bank holding company for Guaranty Bank and Trust Company, a premier Colorado community bank. Guaranty Bank provides comprehensive financial solutions to consumers and small to medium-sized businesses that value local and personalized service. In addition to loans and depository services, Guaranty Bank also offers wealth management solutions, including trust and investment management services. More information about Guaranty Bancorp can be found at www.gbnk.com and information about Guaranty Bank and Trust Company can be found at www.GuarantyBankCO.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Guaranty Bancorp’s (the Company's) actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company's operations; general economic and business conditions in those areas in which the Company operates, including the impact of global and national economic conditions on our local economy; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; failure or inability to complete mergers or other corporate transactions; failure or inability to realize fully the expected benefits of mergers or other corporate transactions; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; failure to recognize expected cost savings; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; changes in oil and natural gas prices; political instability, acts of war or terrorism and natural disasters; and additional "Risk Factors" referenced in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Guaranty Bancorp

Paul Taylor

President and Chief Executive Officer

(303) 293-5563

paul.taylor@gbnk.com